UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

October 14, 2011

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive, Building G

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 14, 2011, Local.com Corporation (the “Registrant”) issued a press release announcing that Mr. Lowell Robinson had been appointed Lead Director of the Board of Directors of the Registrant. Mr. Robinson succeeds Mr. John Rehfeld, who will continue to serve as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Additionally, the Board of Directors of the Registrant separated its Nominating, Compensation and Corporate Governance Committee into two separate committees, a Nominating and Corporate Governance Committee and a Compensation Committee. The membership of all of the Board committees was further set as follows:

Audit Committee:

Theodore Lavoie (Chairman)

Norman Farra

Philip Fricke

Compensation Committee:

Norman Farra (Chairman)

Philip Fricke

Theodore Lavoie

John Rehfeld

Nominating and Corporate Governance Committee:

John Rehfeld (Chairman)

Norman Farra

Lowell Robinson

All of the above committees are comprised solely of independent directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1         Press release of Registrant dated October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: October 14, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release of Registrant dated October 14, 2011.